Exhibit 16.1

Tao Su, CPA

81-9088 Halston CRT

Burnaby BC Canada V3N0A7

Tel: (604) 4348026 Fax: (604) 4348972 E-mail: sutaocga@gmail.

Sept. 10, 2013

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of American Jianye Greentech Holdings Ltd and Subsidiaries of Form 8-K

dated Sept. 10, 2013, and are in agreement with the statements in Item 4.01 contained therein, as they relate to our firm.

Very truly yours,

/s/ Tao Su, CPA

Tao Su, CPA